Exhibit 8

AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED ESCROW DEPOSIT AGREEMENT

THIS AMENDMENT, dated as of July 2, 2020 (this “Amendment”), by and among Legion M Entertainment, Inc., a Delaware corporation (the “Company”), Wefunder, Inc., a Delaware corporation (“Wefunder"), and Boston Private Bank and Trust Company, a Massachusetts Trust Company (referred to herein as both the "Bank" and "Escrow Agent").

W I T N E S S E T H

WHEREAS, Company, Wefunder, and Escrow Agent wish to amend the Escrow Agreement between them dated as of March 3, 2017 (“Original Escrow Agreement”), and the Amended and Restated Escrow Agreement between them dated as of April 27, 2017 (“Amended Escrow Agreement), and the Second Amended and Restated Escrow Agreement dated as of November 7, 2017 (“Second Amended Escrow Agreement”);

WHEREAS, the Company wishes to amend Section 5 in its entirety.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.         Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2.         Section 5. Obligations of the Company, Wefunder and Escrow Agent is hereby amended to read in its entirety as follows:

5.            Obligations of the Company, Wefunder, and Escrow Agent.

(a)       All moneys raised from Investors in connection with the Offering shall be deposited directly by the Investor, via check, wire, credit card payment or ACH transfer only, into the Omnibus Account, as directed by Wefunder.

(b)       Neither the Company nor Wefunder shall be permitted to transfer money out of the Omnibus Account, but Wefunder may direct the Escrow Agent to transfer money from the Omnibus Account to the Company or to one or more Investors. Only Escrow Agent shall have the authority to transfer money out of an Omnibus Account under the terms and conditions provided in this Agreement.

(c)       Concurrently with the Offering, the Company will provide Escrow Agent with the requirements for the distribution of the funds related to the Offering.

(d)       Upon the execution of investment documentation between Investors and the Company, Wefunder will notify Escrow Agent that the conditions for distribution of the money in the Omnibus Account related to the Offering have been met, and that the funds in the Omnibus Account related to the Offering (“Distribution Amount”) shall be transferred by Escrow Agent, upon the direction of Wefunder, to the Company. Escrow Agent shall have full authority to transfer said funds to the Company; however, Escrow Agent, in its sole and exclusive discretion, may refuse to transfer the funds to the Company if it believes that said transfer violates the terms of the Offering or applicable law, or if it reasonably believes said transfer is inappropriate for any other reason. In such event, Wefunder, Escrow Agent and the Company will work together to attempt to resolve any such concerns. If Escrow Agent and the Company are unable to resolve Escrow Agent's concerns, then, upon 10 days' prior written notice, Escrow Agent may file an interpleader action or such other appropriate action and deposit all funds on deposit in the Omnibus Account for the Offering with the Court, at which time, Escrow Agent shall no longer have any responsibility for funds with respect to the Offering. In the event that Escrow Agent files an interpleader or other action pursuant to this Section, then Escrow Agent shall be entitled to reasonable attorneys' fees and costs pursuant to Section 32 of this Agreement and as otherwise provided by law.

(e)        [Reserved]

(f)        If the Distribution Amount is not met for any reason, the Company and Wefunder shall notify Escrow Agent, in writing, that the Distribution Amount was not met and that all funds in the Omnibus Account related to the Offering should be transferred back to the Investors. In such event, Escrow Agent shall be entitled to rely on the joint written statement from Wefunder and the Company that the Distribution Amount for an Offering was not met and that Escrow Agent shall transfer all funds related to that Offering back to the Investors in that Offering. Wefunder shall provide to Escrow Agent as necessary the name, bank account information, and disbursement instructions of the Investors; provided, however, that in transferring funds to Investors, Wefunder may also direct the Escrow Agent to use any services or third parties permissible under Reg A of the Act.

(g)       Escrow Agent reserves the right to request that Wefunder provide all recordkeeping with respect to the Omnibus Account related to the Offering, including a record of each Investor who has contributed to an account, the amount contributed, and amounts transferred to the Company or returned to Investors. Wefunder agrees to provide reports of such recordkeeping if requested by Escrow Agent. In addition, Wefunder shall conduct for each Investor, and maintain complete and accurate records related to, its “KYC/AML/CIP Policies and Procedures,” as updated by Wefunder from time to time in the ordinary course of its business. Wefunder’s current KYC/AML/CIP Policies and Procedures are attached to this Agreement as Exhibit A.

(h)       Escrow Agent shall have the right to require Wefunder to provide information and/or documentation and to develop procedures that Escrow Agent reasonably believes are necessary for it to properly and safely carry out the terms of this Agreement.

(i)         Wefunder represents and warrants to Escrow Agent and the Company that the process set forth in this Section 5 complies in all respects with Reg A of the Act. Wefunder represents and warrants to Escrow Agent that the payment processor that Wefunder has engaged to process Investor payments by credit card has and shall maintain at all times a PCI compliance certificate and all licenses and/or permits necessary to operate its business. If at any time Wefunder has actual knowledge that its payment processor no longer has an effective PCI compliance certificate or lacks any license or permit necessary to operate its business, Wefunder shall notify Escrow Agent of any such condition immediately in writing.

(j)        Should Wefunder become aware of information that the Company or Offering presents the potential for fraud or otherwise raises concerns about investor protection, Wefunder may direct the Escrow Agent to return all funds held to investors and deny the Company access to the Wefunder platform.

3.         Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the day and year first above written.

BOSTON PRIVATE BANK AND TRUST CO.,
as Escrow Agent

By:
Name: Torrance Childs
Title: Executive Vice President

By:
Name: Christopher Ramirez
Title: Assistant Vice President

LEGION M ENTERTAINMENT, INC., a Delaware
corporation, as Company

By:	/s/ Paul Scanlan
Name: Paul Scanlan
Title: CEO

WEFUNDER, INC., a Delaware corporation, as Wefunder

By:
Name: Nicholas Tommarello
Title: Chief Executive Officer

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